Exhibit 99.1

GDEF, Inc. Files Preliminary Proxy Statement Associated with the Business Combination with STG Group Inc.

RESTON, Va., July 10, 2015 – Global Defense & National Security Systems Inc. (NASDAQ: GDEF) ("GDEF"), a public company formed to acquire operating businesses in the U.S. defense and national security sectors, today announced that the Company has filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (“SEC”) regarding the intended strategic business combination with STG Group, Inc. (“STG”), a leading provider of cyber, software and intelligence solutions to the U.S. government.

As announced on June 9, 2015, GDEF and STG have entered in to a definitive agreement to form a strategic business combination, which is expected to provide STG with capabilities and capital in order to pursue growth opportunities. The filing represents an important step in this transaction.

The transaction, which has been unanimously approved by the Board of Directors of both companies, is expected to close during Q3 2015, subject to approval by GDEF’s stockholders and other closing conditions.

About GDEF

Global Defense & National Security Systems, Inc. (Nasdaq: GDEF) is a public company formed to acquire operating business in the U.S. defense and national security sectors. GDEF was established in 2013 by the leadership of Global Strategies Group (GLOBAL), an international defense and national security company operating and investing in the sector since 1998. GDEF was established as part of the GLOBAL strategy to build technology businesses operating at the nexus of U.S. defense and national security priorities. www.globalgroup.com

Additional Information About the Transaction and Where to Find It

In connection with the proposed transaction of STG by GDEF pursuant to the terms of the Stock Purchase Agreement, dated as of June 8, 2015, by and among STG, the stockholders of STG, Global Defense & National Security Holdings LLC and Simon Lee as Stockholders’ Representative, GDEF has filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) on July 10, 2015. GDEF has also filed a definitive proxy statement with the SEC on June 26, 2015 for its proposal to amend and restate its amended and restated certificate of incorporation to extend the amount of time it has to complete the business combination from 21 months to 24 months (the “Extension Proposal”). Investors are urged to read these proxy statements (including all amendments and supplements) because they will contain important information. Investors may obtain free copies of the proxy statements when they become available, as well as other filings containing information about GDEF, without charge, at the SEC’s Internet site (http://www.sec.gov). The definitive proxy statement in connection with the proposed transaction will be mailed to stockholders of GDEF as of a record date to be established for voting upon the proposed transaction, and the definitive proxy statement for the Extension Proposal was mailed to stockholders on or about July 1, 2015. These documents may also be obtained for free from GDEF’s Investor Relations web site (http://investor.gdef.com/) or by directing a request to GDEF at: Global Defense & National Security Systems, Inc., 11921 Freedom Drive, Suite 550, Two Fountain Square, Reston, VA 20190.

GDEF and its officers and directors may be deemed to be participants in the solicitation of proxies from GDEF’s stockholders. Information about GDEF’s executive officers and directors is set forth in its Annual Report on Form 10-K, which was filed with the SEC on March 25, 2015. Investors may obtain more detailed information regarding the direct and indirect interests of GDEF and its respective executive officers and directors in the transaction by reading the preliminary and definitive proxy statements regarding the transaction and the Extension Proposal, which have been or will be filed with the SEC.

Forward Looking Statements

This written communication contains forward-looking statements that involve risks and uncertainties, including risks and uncertainties concerning GDEF’s proposed business combination with STG, STG’s expected financial performance, as well as STG’s strategic and operational plans. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Actual events or results may differ materially from those described in this written communication due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the possibility that the proposed business combination transaction will not close or that the closing may be delayed; the reaction of customers to the transaction; general economic conditions; the possibility that GDEF may be unable to obtain stockholder approval as required for the transaction or that the other conditions to the closing of the transaction may not be satisfied; the transaction may involve unexpected costs, liabilities or delays; the outcome of any legal proceedings related to the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement. In addition, please refer to the documents that GDEF files with the SEC on Forms 10-K, 10-Q and 8-K. The filings by GDEF identify and address other important factors that could cause its financial and operational results to differ materially from those contained in the forward-looking statements set forth in this written communication. GDEF is under no duty to update any of the forward-looking statements after the date of this written communication to conform to actual results.

CONTACTS:

Joele Frank, Wilkinson Brimmer Katcher
Jamie Moser / Andrew Siegel / Leigh Parrish

212-355-4449